LICENSE AGREEMENT


     This License Agreement (the "Agreement") is entered into as of March 6, 1995 (the "Effective Date") by and between BTR, Inc., a Nevada Corporation (the "Licensor"), and Actel Corporation, a California corporation (the "Licensee").

                                    Recitals

     (a) Licensor has developed a proprietary architecture for FPGAs and Multichip Modules. (Unless otherwise defined in this Agreement, capitalized terms herein are as defined in Exhibit A to this Agreement).

     (b) Licensee desires: (i) to develop such architecture for use in such FPGAs and Multichip Modules, and (ii) to license such proprietary technology for use in FPGAs and Multichip Modules and in other integrated circuits.

     (c) Licensor is willing to license such proprietary technology to Licensee for such development and use, upon the terms and subject to the conditions set forth in this Agreement.

                                    Agreement

     In consideration of the foregoing and the covenants contained in this Agreement, the parties agree as follows:

     1.   License.

          1.1 Grant of License. Licensor hereby grants to Licensee under all intellectual property rights of Licensor, now owned or, to the extent it is not prohibited from licensing such right, hereafter acquired (a) an exclusive (except as it may subsequently become non-exclusive as provided in Section 6 below), worldwide, perpetual license to develop, make, have made, use, offer for sale and sell, design, modify and create derivative works of Licensed Devices, and (b) a non-exclusive, worldwide, perpetual license to develop, make, have made, use, offer for sale and sell, design, modify and create derivative works of Products (such licenses shall be hereinafter referred to, collectively, as the "License").

          1.2 Improvements. If Licensor makes any Improvements to any of the Technology, Licensor shall promptly thereafter (so long as the License is in effect) provide to Licensee such information, in reasonable detail, with respect to such Improvements as is reasonably necessary to permit Licensee to incorporate such Improvements in Licensed Devices or Products.

          1.3 Assignment and Sublicensing. Licensee shall not sell, assign, or transfer any of its rights or obligations under this Agreement without the prior written consent of Licensor, except for any such sale, assignment or transfer that occurs as a result of a Change of Control of Licensee. Licensee shall have the right to grant one or more sublicenses of its rights under the License, other than with respect to the development, making, use, offer for sale or sale of any Emulation/Simulation Device; provided, however, (a) that the sublicensee under each such sublicense, as a condition to the effectiveness of such sublicense, shall agree, in the written agreement memorializing such sublicense, to be bound by the terms and conditions of Section 4 of Exhibit "A" hereto as it relates to the Technology, and (b) Licensee shall be obligated to pay royalties to Licensor with respect to the sale of any Licensed Devices or Products permitted by any such sublicense equal to the product of (i) the Net Receipts received by the third party which sells such Licensed Devices or Products to the user thereof, and (ii) the applicable exclusive royalty rate under this Agreement. Each such sublicense shall be memorialized in a written agreement with the sublicensee, a copy of which agreement shall be delivered to Licensor promptly after it becoming effective, which provides that (x) such sublicensee has no right to further sublicense or assign or otherwise transfer such sublicense, and (y) the pricing of all Licensed Devices and Products subject to such sublicense shall be determined on an "arms' length basis."

     2.   Development of Licensed Device.

          2.1 Delivery of Technology. Promptly after the Effective Date, and from time-to-time thereafter, Licensor shall deliver to Licensee such tangible information concerning the Technology as Licensee may reasonably require to understand the Technology and implement the Technology in the design of Licensed Devices. Such tangible information shall include schematics of the FPGA Architecture and a portion of the layout for a device employing the FPGA Architecture.

          2.2 Development Activities. Licensee shall be responsible for the development of Licensed Devices, and will engage in good faith efforts to develop, manufacture and sell Licensed Devices. Such responsibilities shall include the management and direction of such development program. So long as the License with respect to Licensed Devices remains exclusive, Licensor shall use good faith efforts to support such development program.

     3.   Initial Payments for License.

          3.1 Advance Minimum Royalties. As consideration for the grant of the License, Licensee shall pay to Licensor the following non-refundable advance minimum royalties from the Effective Date until Tapeout.

                       [CONFIDENTIAL TREATMENT REQUESTED]

               The first of the above-described monthly advance royalty payments shall be made on the Effective Date, and each subsequent payment shall be made on the first Business Day of each of the succeeding months.

          3.2 Termination of Agreement. At any time, beginning three months after the Effective Date and prior to Tapeout, Licensee may terminate this Agreement, and its obligation to make the advance minimum royalty payments described above, effective 30 days after it gives Licensor written notice of such termination.

     4.   Royalties.

          4.1 Additional Advance Minimum Royalties. As consideration for the grant of the License, after Tapeout (and subject to Section 4.3 hereof), Licensee shall pay Licensor, as non-refundable advance minimum royalties, the amount, if any, by which (i) the amount due under Section 4.2 below for each month exceeds (ii) [CONFIDENTIAL TREATMENT REQUESTED] beginning with the [CONFIDENTIAL TREATMENT REQUESTED] anniversary of Product Introduction, so long as the License with respect to Licensed Devices is exclusive). The first of such payments shall be made on the first Business Day of the month immediately succeeding the last month during which the advance minimum royalty payments under Section 3.1 are made, and each subsequent payment shall be made on the first Business Day of each of the succeeding months. Each of the advance minimum royalty payments under Section 3.1 above or under this Section 4.1 (collectively, the "Advance Payments") and the lesser of (a) [CONFIDENTIAL TREATMENT REQUESTED] and (b) the direct expenditures of Licensee for the development of two Product Families (but no more than [CONFIDENTIAL TREATMENT REQUESTED] with respect to the first Product Family and [CONFIDENTIAL TREATMENT REQUESTED] with respect to the second Product Family) (collectively, with the Advance Payments, the "Recoupable Payments"), shall be creditable against royalties payable under
     Section 4.2 below. Notwithstanding the foregoing, (y) prior to the [CONFIDENTIAL TREATMENT REQUESTED] anniversary of Product Introduction, Licensee may only credit Recoupable Payments in an amount not in excess of [CONFIDENTIAL TREATMENT REQUESTED] of the royalty payments, pursuant to
     Section 4.2 below, in excess of [CONFIDENTIAL TREATMENT REQUESTED] in any quarter, payable with respect to the applicable royalty period, and (z) subsequent to the [CONFIDENTIAL TREATMENT REQUESTED] anniversary of Product Introduction, Licensee may only credit [CONFIDENTIAL TREATMENT REQUESTED] of the royalty payments, pursuant to Section 4.2 below, in excess of [CONFIDENTIAL TREATMENT REQUESTED] in any quarter, payable with respect to the applicable royalty period.

          4.2 Current Royalties. As partial consideration for the grant of the License, Licensee shall pay to Licensor a royalty on each sale of a Licensed Device or Product by Licensee or any of its sublicensees (under clause (a) of Section 1.3 above) in an amount equal to the following applicable percentage (based on whether the License applicable thereto is exclusive or non-exclusive on the date of sale thereof) of the Net Receipts from the sale of such Licensed Device or Product (the "Royalty"). Each Royalty (a) so long as the License with respect to Licensed Devices is exclusive, shall be paid quarterly, within 45 days after the last day of the quarter during which the sale giving rise to such Royalty occurred, or
     (b) upon such license becoming non-exclusive, shall be paid monthly, within 15 days after the last day of each month, based on Licensee's reasonable estimate of the sales giving rise to a Royalty during such month. Notwithstanding the foregoing, the monthly royalties payable pursuant to clause (b) above with respect to a successive three month period may not be less than the actual average monthly royalties paid (after adjustment, as described below) with respect to the immediately preceding successive three month period. Licensee shall calculate the actual royalties payable pursuant to clause (b) above for each successive three month period during which such Royalties are payable, and shall pay such Royalties, less the estimated Royalties paid with respect to such period, to Licensor within 45 days after the end of such period. In the event Licensee overpays Royalties with respect to any period and gives Licensor written notice of such overpayment, and a calculation, in reasonable detail, of such overpayment, Licensee shall have the right to credit such overpayment against subsequent payments of Royalties. Each payment of Royalties (after any such crediting) hereunder shall be reduced by the amounts creditable against such Royalties, as provided in Section 4.1 above.

                       [CONFIDENTIAL TREATMENT REQUESTED]

          4.3 Cancellation of Exclusivity. At any time after the [CONFIDENTIAL TREATMENT REQUESTED] anniversary of the Effective Date, Licensee may cause the License with respect to Licensed Devices to become non-exclusive, by giving Licensor written notice of its cancellation of the exclusive nature of such license, 15 months after Licensor's receipt of such written notice. Upon Licensor's receipt of such written notice, the minimum advance monthly royalty payment described in Sections 4.1 above shall be reduced to [CONFIDENTIAL TREATMENT REQUESTED]. After such 15 month period has run, Licensor shall no longer be obligated to pay any such advance royalties and shall no longer be entitled to credit any Recoupable Payments not then credited.

          4.4 Set-Off. In the event Licensor does not timely pay any amount it is obligated to pay to Licensee under this Agreement and fails to cure such failure within 20 days of receiving written notice, in reasonable detail, of such failure, Licensee shall have the right to set-off against such past due amount any royalty payment it is obligated to pay to Licensor, up to the amount of such past due amount. Notwithstanding any implication to the contrary herein, Licensee's set-off rights shall not permit it to avoid its obligations to pay advance minimum monthly royalties pursuant to Section
     3.1 and 4.1 above.

          4.5 Deferral. In the event a Third Party Claim, in the form of the filing and serving of a complaint instituting a legal proceeding, is initiated, Licensee shall have the right to defer the payment to Licensor of Royalties otherwise payable under Section 4.2 above after such initiation (up to the aggregate damages claimed in such complaint, if a specific amount of damages is claimed in such complaint) until such legal proceedings are dismissed, the defendant(s) therein is granted a judgment in its favor (including, without limitation, summary judgment) on all claims therein, or such legal proceedings are settled (collectively, a "Terminating Event"). All such deferred Royalty payments shall be paid into an escrow account, in the name of Licensor and Licensee, at a bank reasonably acceptable to Licensor and shall be invested in a succession of 90-day certificate of deposits until payable under this Section 4.5 to Licensor and/or Licensee. Upon the occurrence of a Terminating Event, all funds in such account shall be paid to Licensor within 30 days thereafter. Licensee shall grant Licensor a first priority perfecting security interest in the funds in such account, pursuant to a security agreement and other required documentation reasonably acceptable to Licensor. Licensee shall be entitled to draw upon the funds in such account to the extent necessary to reimburse it for any amounts to which it is entitled under Section 3.2 of Exhibit "A" hereto in connection with such legal proceedings if Licensor fails to pay such amounts within 30 days of receiving a written notice, in reasonable detail, setting forth the components, by dollar amount and description, of such amounts. Notwithstanding any implication to the contrary herein, Licensee's deferral rights shall not permit it to avoid its obligations to pay advance minimum monthly royalties pursuant to
     Section 3.1 and 4.1 above.

          4.6 Most Favored Nations Pricing. In the event Licensor enters into a written agreement to license any of the Technology with respect to any Product pursuant to a grant substantially the same as the grant in Section 1.1(b) above, but with a royalty rate with respect to such Product which is lower than the royalty rate for Products hereunder during the period of exclusivity for Licensed Devices, the royalty rate hereunder for any Product sold by Licensee which would be covered by the terms and conditions of such grant (a "Comparable Product") shall be decreased to the royalty rate for such Product under such written agreement with respect to sales of such Comparable Product during the period commencing with the first month with respect to which Licensor is required to pay a royalty on a sale of such Product and ending with the month immediately succeeding the month in which the exclusive License with respect to Licensed Devices ceases to be in effect.

     5. Cancellation. After Tapeout, but prior to Product Introduction, Licensee shall have the right to cancel this Agreement by giving Licensor written notice, received by Licensor during such period, of such cancellation. Such cancellation shall be effective three months after Licensor receives such written notice (the "Cancellation Date"). In the event Licensee cancels this Agreement in this manner, (a) the License shall terminate, and Licensee (subject to Section 8 hereof) shall have no right to develop, manufacture or sell any Licensed Device or any Product or to use the FPGA Architecture after the Cancellation Date, (b) no further Advance Royalties shall be payable by Licensee hereunder, (c) Licensee shall have no right to recover any Recoupable Payments, and (d) Licensor, as a condition to the effectiveness of such cancellation, shall be granted the licenses described below. Prior to the Cancellation Date, and as a condition to its effectiveness, Licensee shall provide Licensor with a written license (to become effective on the Cancellation Date), in a form reasonably acceptable to Licensor and Licensee, granting Licensor a perpetual, royalty-free, worldwide, non-exclusive license, for all uses and purposes (except as noted below), with a right to sublicense, to the Joint Technology, and Licensee's object code (for internal use only, with no right to sublicense) with respect to the FPGA Architecture. Notwithstanding any termination of this Agreement and the License, the rights and licenses of Licensee's sublicensees shall survive, subject to the continued payment by Licensee of the royalties specified in Section 1.3 hereof; provided, however, Licensor shall cooperate with Licensee, at Licensee's request, and Licensee shall cooperate with Licensor, at Licensor's request, to convert any sublicensee of Licensee to a direct licensee of Licensor and the terms of Licensee's sublicenses shall provide for such conversion.

     6. Exclusivity of License. The License with respect to Licensed Devices shall be exclusive so long as each of the following conditions to exclusivity are met by Licensee. In the event any of such conditions are not met, such license shall become non-exclusive at the election of the Licensor, notice of which change has been given to Licensee.

          (a) The following minimum annual Net Receipts from sales of Licensed Devices and Products must be achieved during each of the 12-month periods, described below, beginning with the first day of the month immediately subsequent to the month in which the [CONFIDENTIAL TREATMENT REQUESTED] and each subsequent anniversary of the date of Product Introduction occurs; provided, however, in the event any of such minimum annual Net Receipts are not achieved during any such 12-month period, Licensee may retain exclusivity with respect to Licensed Devices if it pays Licensor percentage royalties on the short-fall from the amount of such minimum annual Net Receipts in such period, at the applicable exclusive rate in Section 4.2 above, within 45 days after the end of such period.

                       [CONFIDENTIAL TREATMENT REQUESTED]

          (b) The minimum advance royalty payments paid pursuant to Section 4.1 above (after all applicable crediting of Recoupable Payments) shall be [CONFIDENTIAL TREATMENT REQUESTED] per month ([CONFIDENTIAL TREATMENT REQUESTED] per month, beginning with the [CONFIDENTIAL TREATMENT REQUESTED] year after Product Introduction).

     7. Termination for Breach. Either party shall have the right to terminate this Agreement in its entirety in the event of a material breach by the other party of any of its obligations hereunder. In the event a party does materially breach any of its obligations hereunder, the other party may effect such termination by giving the breaching party written notice of its intent to terminate this Agreement, which notice shall specify, in reasonable detail, the nature of such breach. Such termination shall occur 30 days following the effectiveness of such notice, unless the breaching party cures such breach prior to the expiration of such 30-day period; provided, however, that (a) if such breach is not curable, such termination shall occur upon the effectiveness of such notice, and (b) if such breach is curable, but does not relate to the payment of any sum of money or to Section 1.3 above, is not capable of being cured within such 30-day period, and the breaching party commences engaging in all reasonable efforts to cure it after receiving such notice and continues to engage in such efforts until it is cured, a termination of the Agreement with respect to such breach many not occur unless the breaching party fails to cure such breach within 90 days following the effectiveness of such notice. Notwithstanding the foregoing, in the event Licensor gives Licensee written notice, claiming that Licensee has failed to pay royalties hereunder on products sold by Licensee, and Licensee gives Licensor written notice that it does not believe that it is obligated to pay such royalties and the reasons, in reasonable detail, for such belief, within the 30-day period after the effectiveness of such notice from Licensor, such dispute shall be submitted to arbitration pursuant to Section 7.18 of Exhibit "A" hereto. This Agreement may not be terminated during the pendency of such arbitration as a result of the claimed breach to be resolved in such arbitration.

     8. Sell-Off Period. Any Licensed Devices manufactured pursuant to the License prior to the termination of this Agreement may be sold pursuant to the terms and conditions of this Agreement within 18 months from the date of such termination.

     9. Sale of Licensor. During the period that the License with respect to Licensed Devices is exclusive, (a) Licensor shall not solicit a purchase of the Technology, all or substantially all of its assets or all of its outstanding voting securities, (collectively, a "Purchase"), and (b) Licensee shall have a right-of-first-refusal with respect to any Purchase, as described below. In the event Licensor receives a written offer with respect to a Purchase that it is willing to accept, it shall give Licensee written notice of the material terms and conditions of such offer (the "Offer Notice"). Licensee shall have the right to make such Purchase in the event it (x) gives Licensor written notice that it is willing to make such Purchase, on such material terms and conditions, within ten days of receiving the Offer Notice, (y) enters into a definitive agreement with respect to such Purchase, which includes such material terms and conditions and such other terms and conditions as are normal with respect to such a transaction, within 20 days of receiving such agreement from Licensor, and (z) consummates such transaction pursuant to the terms and conditions of such agreement. If Licensee fails to timely meet any of such conditions, Licensor shall have the right to consummate such Purchase on such material terms and conditions, taken as a whole.

     10. Confidentiality of Agreement. The terms and conditions of this Agreement shall be deemed to constitute Confidential Information, as defined in
Section 4 of Exhibit "A" hereto, of each of the parties, and shall be subject to all of the terms and conditions of such section; provided, however, Licensee may disclose any such terms and conditions, as permitted by such section or with the approval of Licensor, which shall not be unreasonably withheld or delayed.

     11. Continuation of Business. So long as the License with respect to Licensed Devices is exclusive and Licensor does not have the right to terminate this Agreement pursuant to Section 7 above, Licensor shall not wind up its affairs, liquidate or dissolve without Licensee's written consent, which shall not be unreasonably withheld or delayed.

     12. Additional Covenant. Licensee shall not unilaterally terminate its consulting relationship with Ben Ting, Peter Pani or Richard Abraham until the last to occur of (a) the License with respect to Licensed Devices ceasing to be exclusive, and (b) an aggregate of 267,772 shares of Licensee's Common Stock subject to options granted under the consulting agreements between Licensee and Ben Ting, Peter Pani and Richard Abraham having vested. Licensee shall not unilaterally terminate its employment relationship with Ben Ting, Peter Pani or Richard Abraham unless and until the License with respect to Licensed Devices ceases to be exclusive.

     13. Other Terms and Conditions. Exhibit "A" attached hereto, which contains additional definitions, terms and conditions, is hereby incorporated in, and made a part of, this Agreement.

     Each of the parties has caused this Agreement to be executed and delivered by its duly authorized representative as of the date first written above.

LICENSOR                                                LICENSEE
BTR, Inc.                                               Actel Corporation
By:  /s/ Richard P. Abraham                             By:  /s/ Jeff Schlageter
Its:  President                                         Its:  Sr. VP Engineering

                                   EXHIBIT "A"

                         ADDITIONAL TERMS AND CONDITIONS
                              OF LICENSE AGREEMENT

     This Exhibit "A" contains additional definitions, terms and conditions which are an integral part of the License Agreement, dated as of March 6, 1995, between BTR Inc. and Actel Corporation (the "Agreement").

     1. Definitions. As used in the Agreement, the following terms shall have the following meanings:

          1.1 "Affiliate" shall mean, as to a party to the Agreement, any corporation or other entity directly or indirectly controlling, controlled by, or under common control with such party.

          1.2 "Business Day" shall mean any day other than a Saturday, Sunday or any national holiday in the United States of America or in the states of Nevada or California.

          1.3 "Change of Control: means the occurrence of any of the following events:

               (a) Any "person" or "group of persons" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then-outstanding voting securities; or

               (b) A change in the composition of the Company's Board of Directors occurring within a two-year period as a result of which fewer than a majority of the directors are Incumbent Directors.
          "Incumbent Directors" shall mean directors who either (i) are directors of the Company as of the date hereof or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors of the Company); or

               (c) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          1.4 "Contributing Consultants" shall mean Ben Ting, Peter Pani and Richard Abraham.

          1.5 "Emulation/Simulation Device" shall mean a combination of one or more Multichip Modules using the FPGA Architecture, together with supporting software, the principal function of which is as a development and/or diagnostic tool.

          1.6 "Field Programmable Gate Array" or "FPGA" shall mean an integrated circuit comprised, in whole or in part, of an array of logic or analog elements, interconnects and programmable switches, the principal function of which is to perform logic or analog functions.

          1.7 "FPGA Architecture" shall mean the FPGA architecture covered by claims in US Patent # 5457410 and augmented by US Patent Application #08/229,923, all foreign counterparts of such U.S. patent or patent application (whether or not the foreign counterparts claim priority from such U.S. patent or patent application), any and all revisions, continuations, divisions, substitutions, reissues, renewals, continuations in part, parents, counterparts and extensions thereof, and all patents and patent applications, whether filed in or granted by the United States or another country, claiming, in whole or in part, the benefit of the filing date of such U.S. patent or patent application.

          1.8  "Improvements",  with  respect  to  technology,  know-how  or any
     product,   whether   hardware,   firmware  or  software,   shall  mean  any
     modifications, alterations or improvements made thereto by, or for the benefit of, the owner thereof or licensed with a right to sublicense (subject to any restrictions which are a part of such right).

          1.9 "Joint Technology" shall mean any Technology developed through the joint efforts of Licensee and one or more Contributing Consultants which is an Improvement to the FPGA Architecture.

          1.10 "License" shall mean the License to the Technology granted to Licensee by Licensor in Section 1.1 of the Agreement.

          1.11 "Licensed Device" shall mean any device, including an integrated circuit, constituting a Field Programmable Gate Array or Multichip Module designed with, or utilizing, in whole or in part, any of the Technology, other than Emulation/ Simulation Devices.

          1.12 "Multichip Module" shall mean a device containing multiple integrated circuits, including one or more FPGAs.

          1.13 "Net Receipts" shall mean the gross amount recognized as income on Licensee's books (pursuant to generally accepted accounting principles consistently applied) in connection with the sale of a Licensed Device or Product, less deductions for payment of sales, value added or any similar taxes, and shipping and insurance charges, with respect to such Licensed Device or Product.

          1.14 "Product" shall mean any integrated circuit, or any device containing several integrated circuits, designed with or utilizing, in whole or in part, any of the Technology that is not a Licensed Device.

          1.15 "Product Introduction" shall mean the date on which Licensee has sold, in the aggregate, Licensed Devices with respect to which it is entitled to Net Receipts aggregating in excess of [CONFIDENTIAL TREATMENT REQUESTED].

          1.16 "Product Families" shall mean a series of products that have different capacities, but are based on a common FPGA architecture and a common process technology.

          1.17 "Tapeout"   shall   mean   the   completion   of   the   physical
     specifications, including without limitation, fractured data ready for mask making, of the first integrated circuit using the FPGA Architecture.

          1.18 "Technology" shall mean the FPGA Architecture and any and all know-how and engineering data related to the FPGA Architecture and any Improvements thereto, and all related patents, copyrights, trade secrets and other intellectual or industrial property rights; provided, however, Technology shall not include any Improvement thereto which is developed at the specific request of, and pursuant to a written agreement with, a third party that is not an Affiliate of Licensor unless Licensor has a license with respect to such Improvement with a right to sublicense (subject to any restrictions which are a part of such right).

     2.   Reports, Records, Audits and Inspections

          2.1 Reports. Licensee shall deliver to Licensor as soon as practicable, but in any event within 60 days following the last day of each calendar quarter during the term hereof, a written report showing, in reasonable detail, sales of Licensed Devices by Licensee in such quarter, including, without limitation, the Net Receipts attributable thereto and any credits given by Licensee on previous sales.

          2.2 Records. During the term of the Agreement, and for a period of at least three years thereafter, Licensee shall maintain true and complete books and records related to all sales of Licensed Devices; provided, however, notwithstanding the foregoing, Licensee shall not be required to maintain any of such books and records more than ten years after it is first prepared.

          2.3  Audits and Inspections

               (a) During the term of the Agreement and for a period of one year thereafter, Licensor shall have the right, at its expense and upon reasonable notice to Licensee, to have examined by an independent auditor with a national reputation, reasonably acceptable to Licensee, Licensee's books and records in order to determine or verify the Net Receipts and sales of the Licensed Devices. Licensor shall not make any such examination more than twice in any calendar year.

               (b) If an error in the reported Net Receipts or the reported number of Licensed Devices sold by Licensee is discovered as a result of such an examination and the reported Net Receipts or the reported number of Licensed Devices sold by Licensee during the period(s) examined were in excess of 5% less than the actual Net Receipts or number of Licensed Devices sold by Licensee, as the case may be, during such period(s), Licensee (i) shall pay all of Licensor's out-of-pocket expenses related to such examination, and (ii) shall pay Licensor interest on the amount of such underpayment, at the rate of 12% per annum, from the date such amount was due and payable until such amount is actually paid.

     3.   Protection of Proprietary Information and Rights

          3.1 Third Party Infringement and Misappropriation. Licensee shall give Licensor prompt notice of any activities or threatened activities of any third party of which it becomes aware that infringe any patent, copyright or other intellectual or industrial property right subsisting in or related to any of the Technology or that constitute a misappropriation of trade secrets or act of unfair competition which may dilute, damage or destroy rights subsisting in or related to any of the Technology (collectively, the "Infringing Activities"). Licensor shall give Licensee prompt notice of any Infringing Activities of which it becomes aware so long as the license granted to Licensee pursuant to the Agreement is exclusive. Licensor shall have the right, in its sole discretion, to take whatever action, whether in the nature of legal proceedings or otherwise, it deems necessary to remedy or prevent Infringing Activities. Licensee shall not be permitted to take any action to remedy or prevent any Infringing Activities without Licensor's prior written consent, which, so long as the License with respect to Licensed Devices is exclusive, shall not be unreasonably withheld or delayed. In the event Licensee takes any such action, it shall be obligated to pay all expenses it incurs in doing so and shall be entitled to retain all damages and reimbursement of fees and expenses it receives as a result of doing so.

          3.2  Third Party Claims

               (a) Each party shall promptly notify the other party in writing of any legal proceeding instituted or claim or demand asserted by any third party, of which such party becomes aware, with respect to the infringement of any patent, copyright or other intellectual or industrial property right, or misappropriation of any trade secret or act of unfair competition, which is alleged to result from Licensee's use of any of the Technology as licensed under the Agreement (a "Third Party Claim").

               (b) In the event of a Third Party Claim, Licensor may elect at its own cost and expense to be represented by counsel, which is reasonably acceptable to Licensee, and to participate in, or, at its option, take exclusive control of, the defense, negotiation or settlement of such Third Party Claim, including, if it so elects, by bringing counterclaims, in its own name or in Licensee's name (if such counterclaim may only be brought in Licensee's name and Licensor obtains Licensee's approval to bring such counterclaim, which approval shall not be unreasonably withheld or delayed), as to the validity of any alleged patents, copyrights, trade secrets or other intellectual or industrial property rights involved in such Third Party Claim; provided, however, that Licensor shall not have the right to agree to settle such Third Party Claim without Licensee's consent, which shall not be unreasonably withheld or delayed, unless (i) the terms and conditions of such settlement require only the payment of money, and do not require Licensee to admit any wrongdoing or take or refrain from taking any action, (ii) the full amount of the settlement is paid by Licensor, and (iii) such settlement does not materially and adversely affect Licensee's rights under the Agreement. In the event that Licensor elects to take such control, Licensee may participate in such defense, negotiation or settlement with counsel of its own choice and at its own expense.

               (c) If Licensor elects not to control the defense, negotiation or settlement of any such Third Party Claim, or fails to pursue such defense, negotiation or settlement, Licensee may defend, negotiate or settle such Third Party Claim provided, however, that Licensee shall not have the right to agree to settle such Third Party Claim upon the License ceasing to be exclusive in any respect without Licensor's consent, which shall not be unreasonably withheld or delayed, unless
          (i) the terms and conditions of such settlement require only the payment of money, and do not require Licensor to admit any wrongdoing or take or refrain from taking any action, (ii) the full amount of the settlement is paid by Licensee, and (iii) such settlement does not materially and adversely affect Licensor's rights to any of the Technology. Licensee may be represented by counsel in any such defense, negotiation or settlement which is reasonably acceptable to Licensor.

               (d) Notwithstanding any implication to the contrary herein, Licensee shall make such modifications to the design of a Licensed Device as may be reasonably requested by Licensor in order to reduce the exposure to Licensor or Licensee of any Third Party Claim with respect to such Licensed Device if such modifications may not reasonably be expected to materially and adversely affect the costs of producing such Licensed Device or the reasonably projected sales volume of such Licensed Device.

               (e)  Licensor  shall pay any  reasonable  out-of-pocket  costs or expenses Licensee incurs with respect to any Third Party Claim if Licensee controls the defense, negotiation or settlement of such Third Party Claim, any damages awarded against Licensee as a result of any Third Party Claim, and the amount of any settlement of any Third Party Claim (other than a settlement by Licensee which Licensee is required to pay pursuant to subsection (c)). Licensor's obligations in this subsection (e) with respect to any Third Party Claim are conditioned on the following: (i) Licensor being notified in writing of such Third Party Claim (provided, however, that any failure to provide such notice on a prompt basis shall not affect any of Licensor's obligations hereunder unless such failure materially and adversely affects its ability to defend such Third Party Claim) promptly after Licensee becomes aware of such Third Party Claim; and (ii) should any Licensed Device become, or, in Licensor's opinion, is likely to become, the subject of a Third Party Claim, Licensee shall permit Licensor, at Licensor's option and expense, to do one of the following: (A) procure for Licensee the right to continuing using the Technology and to make, use, offer to sell and sell the Licensed Device subject to the Third Party Claim; or (B) modify the Technology so that its use is non-infringing but the Technology continues to have the same material benefits with respect to the development process for such Licensed Device as it possessed prior to such modification. Licensor shall have no obligation under this subsection (e) with respect to any Third Party Claim, to the extent such Claim involves modifications of the Technology by Licensee.

     4.   Confidential Information

          4.1 Protection of Confidential Information. Licensor and Licensee each acknowledge that, during the term of the Agreement, it will have access to proprietary or confidential information, including, without limitation, documents or other items which have been marked or otherwise identified as confidential or proprietary in nature, of the other party, including, without limitation, information related to the Technology, the Licensed Devices and the business or business practices of the other party related to the Technology or the Licensed Devices. Each party shall use its best efforts to protect such proprietary or confidential information of the other party in the same manner in which it would protect its own proprietary or confidential information, and shall not use proprietary or confidential information of the other party for its own benefit or the benefit of any other person or entity, except as may be specifically permitted hereunder.

          4.2  Exceptions  to   Confidential   Treatment.   The  obligations  of
     confidentiality and non-use shall not apply to any confidential or proprietary information of one party which:

               (a) was known by the other party prior to the date of the Agreement and not obtained or derived, directly or indirectly, from such party or any of its Affiliates;

               (b) is or becomes public or available to the general public or generally to the computer or semiconductor manufacturing industry, or generally to any other industry in which the Licensed Devices are used or sold, otherwise than through (i) any act or default of a party that has an obligation of confidentiality and non-use with respect to such information, or (ii) the disclosure of such confidential or proprietary information by such party, subject to an obligation of confidentiality and non-use;

               (c) is obtained or derived prior or subsequent to the date of the Agreement from a third party which is lawfully in possession of such information and does not hold such information subject to any confidentiality or non-use obligations; or

               (d) is required to be disclosed by the other party pursuant to applicable law, or under a government or court order; provided, however, that (i) the obligations of confidentiality and non-use shall continue to the fullest extent not in conflict with such law or order, and (ii) if and when the other party is required to disclose such confidential or proprietary information pursuant to any such law or order, such party shall use its best efforts to obtain a protective order or take such other actions as will prevent or limit, to the fullest extent possible, public access to, or disclosure of, such information.

     5.   Indemnification

          5.1 Protection of Parties. Subject to the limitations in this Section 5, each party agrees to indemnify and hold the other party harmless from any and all damages, liabilities, losses, and costs or expenses suffered or incurred by the other party arising out of, or resulting from, any breach of its representations, warranties or covenants in the Agreement.

          5.2  Procedure For Indemnification

               (a) In the event that any legal proceedings are instituted, or any claim or demand is asserted, by any third party which may give rise to any damage, liability, loss, or cost or expense in respect of which either party has indemnified the other party under Section 5.1 above, the indemnified party shall give the indemnifying party written notice of the institution of such proceeding, or the assertion of such claim or demand, promptly after the indemnified party first becomes aware thereof; provided, however, that any failure by the indemnified party to give such notice on such prompt basis shall not affect any of its rights to indemnification hereunder unless such failure materially and adversely affects the ability of the indemnifying party to defend such proceeding.

               (b) The indemnifying party shall have the right, at its option and at its own expense, to be represented by counsel of its choice, subject to the approval of the indemnified party, which approval shall not be unreasonably withheld or delayed, and to defend against, negotiate with respect to, settle or otherwise deal with such proceeding, claim or demand; provided, however, that no settlement of such proceeding, claim or demand shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, unless, pursuant to the terms and conditions of such settlement, the indemnified party shall be released from any liability or other exposure with respect to such proceeding, claim or demand; and provided, further, that the indemnified party may participate in any such proceeding with counsel of its choice and at its own expense. In the event, or to the extent, the indemnifying party elects not to, or fails to, defend such proceeding, claim or demand and the indemnified party defends against, settles or otherwise deals with any such proceeding, claim or demand, any settlement thereof may be made without the consent of the indemnifying party if it is given written notice of the material terms and conditions of such settlement at least ten Business Days prior to a binding agreement with respect to such settlement being reached. Each of the parties agrees to cooperate fully with each other in connection with the defense, negotiation or settlement of any such proceeding, claim or demand.

     6.   Representations and Warranties.

          (a) Licensor and Licensee each represents and warrants to the other that:

               (i) it is organized, validly existing and in good standing under the laws of the country or state in which it is incorporated;

               (ii) its execution and delivery of the Agreement, and the performance of its obligations under the Agreement, have been duly authorized by all necessary corporate action on its part, and it has full corporate power, right and authority to enter into the Agreement, to grant the license it has granted thereunder and to perform its obligations thereunder;

               (iii) neither the execution and delivery of the Agreement by it, nor the performance by it of any of its obligations under the Agreement, violates any applicable law or regulation of any country, state or other governmental unit, or its Articles of Certificate of Incorporation or Bylaws or other charter documents, or constitutes a violation of, or a breach or default under, any agreement or instrument, or judgment or order of any court or governmental authority, to which it is a party or to which it is subject or to which any of the Technology or the Licensed Devices is subject;

               (iv) the Agreement is a valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by equitable principles or by bankruptcy or other laws affecting creditors' rights generally; and

               (v) no consent, approval, order or authorization of any person, entity, court or governmental authority is required on its part in connection with the execution and delivery of the Agreement or the performance by it of its obligations thereunder.

          (b) Licensor represents and warrants to Licensee that it has title to, or a license with a right to sublicense, the Technology, in the form in which it is delivered to Licensee, free and clear of any liens, claims or encumbrances or interests of any third party or any license which is in conflict with the License. As of the Effective Date, no part of the Technology has been licensed to Licensor and Licensor has not granted any license with respect to any part of the Technology.

          (c) Licensor shall (i) file such patent applications covering the FPGA Architecture as may be reasonably requested by Licensee, (ii)
     prosecute in good faith each patent application covering the FPGA Architecture, and (iii) maintain in force all patents covering the FPGA
     Architecture; provided, however, upon the License becoming non-exclusive, Licensee shall be obligated to reimburse Licensor for all of its costs and expenses (promptly after it receives written notice of any such expenditure) incurred in preparing, filing, prosecuting and maintaining any patent application which Licensee thereafter requests Licensor to file.

     7.   Miscellaneous

          7.1 Acknowledgments. Licensee acknowledges that it has no ownership rights, and will not, pursuant to the Agreement, acquire any ownership rights, in the Technology. Each party acknowledges that a breach of any of its obligations under the Agreement would cause the other party irreparable harm and, in the event such party breaches or threatens to breach its obligations under the Agreement, the other party shall be entitled to injunctive and other appropriate equitable relief.

          7.2 Warranties. LICENSOR HAS GRANTED THE LICENSE ON AN "AS-IS" BASIS. EXCEPT AS SET FORTH IN SECTIONS 6 AND 7.1 ABOVE, LICENSOR MAKES NO WARRANTY WITH RESPECT TO ANY OF THE TECHNOLOGY. LICENSOR MAKES NO IMPLIED WARRANTIES WITH RESPECT TO THE TECHNOLOGY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          7.3 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY THE OTHER PARTY, ANY OF ITS AFFILIATES, ANY OF ITS SUBLICENSEES OR ANY THIRD PARTY ARISING OUT OF, OR IN CONNECTION WITH, THE LICENSE OR USE OF THE TECHNOLOGY OR SALE OR USE OF ANY LICENSED DEVICE. IN ADDITION TO THE FOREGOING, NEITHER
     LICENSOR NOR LICENSEE SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY THE OTHER PARTY, ANY AFFILIATE OR SUBLICENSE OF THE OTHER OR ANY THIRD PARTY ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT, THE PERFORMANCE BY EITHER PARTY OF ANY OF ITS OBLIGATIONS HEREUNDER, ANY REPRESENTATION OR WARRANTY OF EITHER PARTY HEREUNDER OR OTHERWISE, EXCEPT ANY SUCH DAMAGES WHICH ARISE OUT OF, OR RESULT FROM, ANY INTENTIONAL AND KNOWING BREACH OF THIS AGREEMENT. THE FOREGOING LIMITATIONS APPLY TO ALL CLAIMS, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION OR OTHER TORTS.

          7.4 Compliance With Applicable Law. Licensee shall comply with all applicable laws and regulations of any country, state or government unit relating to the use of any of the Technology or the manufacture or sale of Licensed Devices, including, but not limited to, the Export Administration Act and Export Administration Regulations of the United States of America. Licensee shall obtain and maintain in effect all licenses, permits and authorizations required for the performance of its obligations hereunder.

          7.5 Relationship of Licensor and Licensee. Nothing in the Agreement shall create a joint venture, partnership or principal-agent relationship between Licensor and Licensee.

          7.6 Notices. Whenever any matter in the Agreement provides for notice or other written communication to be given to Licensor or Licensee, such notice shall be given at the address of such party set forth below, or such other address as such party shall provide, in writing, to the other party. All notices may be given by being personally delivered, by being sent by prepaid air freight, delivery of which, within one Business Day of receipt by the air freight company, is guaranteed, or by being sent by facsimile, the receipt of which is acknowledged, addressed to the party hereto to whom notice is to be given at the above-described address. Each such notice shall be deemed to be effective upon receipt, if personally delivered, one Business Day after receipt by the airfreight company, if sent by airfreight, and one Business Day after being sent by facsimile.

                If to Licensor:                        If to Licensee:
                   BTR, Inc.                          Actel Corporation
     c/o Corporate Trust Company of Nevada         955 East Arques Avenue
             One East First Street               Sunnyvale, California 94086
               Reno, Nevada 89501                   Attn.: Jeff Schlageter
             Attn.: Richard Abraham                  Fax: (408) 522-8041
              Fax: (415) 948-7652

          7.7 Attorneys' Fees.Should any litigation or arbitration be commenced between the parties hereto concerning the Agreement, or the rights and duties of the parties in relation to the Agreement, the party prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for attorneys' fees in connection with such litigation or arbitration, which sum shall be determined by the trier of fact in such litigation or arbitration or in a separate action brought for that purpose.

          7.8 Assignment. The Agreement shall be binding upon, and inure to the benefit of, the respective legal representatives, successors and permitted assigns of the parties hereto. Notwithstanding the foregoing, except as otherwise provided herein, neither party may assign the Agreement, or any of its rights or obligations under the Agreement, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. So long as any portion of the License is exclusive, Licensor shall not assign (directly or indirectly, by operation of law or otherwise) or sell any of the Technology without the prior written consent of Licensee, which consent shall not be unreasonably withheld or delayed. Any such sale or assignment not permitted hereunder shall be deemed to be null and void and of no effect.

          7.9 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.

          7.10 Severability. Should any portion or provision of the Agreement be declared invalid or unenforceable in any jurisdiction by a court of competent jurisdiction, then such portion or provision shall be deemed to be severable, to the extent invalid or unenforceable, from the Agreement as to such jurisdiction (but, to the extent permitted by law, not elsewhere) and shall not affect the remainder thereof. Notwithstanding the foregoing,
     (a) such provision of the Agreement shall be interpreted by the parties and by any such court, to the extent possible, in such a manner that such provision shall be deemed to be valid and enforceable, and (b) such court shall have the right to make such modifications to any provision of this Agreement as do not materially affect the rights or obligations of the parties under the Agreement and as may be necessary in order for such provision to be valid and enforceable.

          7.11 Waiver. No waiver of any right or obligation of Licensor or Licensee under the Agreement shall be effective unless in a writing, specifying such waiver, executed by the party against which such waiver is being enforced. A waiver by either party hereto of any of its rights under the Agreement on any occasion shall not be a bar to the exercise of the same right on any subsequent occasion or of any other right at any time.

          7.12 Other Terms. The terms and provisions set forth in the Agreement shall control over any terms and provisions set forth in any purchase order or other document or instrument submitted to Licensor by Licensee, and no such purchase order or other document or instrument or course of conduct or trade practice may be used to modify, vary or supplement any terms set forth herein unless Licensor expressly agrees in writing to such modification, variation or supplement.

          7.13 Headings and Titles. The designation of a title, or a caption or a heading, for each section of the Agreement is for the purpose of convenience only and shall not be used to limit, interpret or modify the provisions of the Agreement.

          7.14 Presumptions. Because each of the parties hereto have participated in drafting the Agreement, there shall be no presumption against any party on the ground that such party was responsible for preparing the Agreement or any part thereof.

          7.15 Amendment or Modification. The Agreement may be amended, altered, or modified only by a writing, specifying such amendment, alteration or modification, executed by Licensor and Licensee.

          7.16 Counterparts. The Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          7.17 Governing Law; Jurisdiction. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of California. Any action with respect to the Agreement filed by one party against the other may only be brought in the Federal District Court for the Northern District of California or the Superior Court of the State of California located in Santa Clara County.

          7.18 Arbitration. Any controversy or claim arising out of or relating to this Agreement or its breach shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. In any arbitration hereunder, Licensor and Licensee may agree on the selection of a single arbitrator, but if they cannot so agree, each such party shall select an arbitrator and the two selected arbitrators shall select a third arbitrator. No arbitrator may be affiliated, whether directly or indirectly, with any of the parties, including, without limitation, as an employee, consultant, partner or shareholder. The arbitrator(s) shall permit each of the parties to the arbitration to engage in a reasonable amount of discovery. In the event either party requests such an arbitration, the arbitration shall be held in Santa Clara County, California. The award by the arbitrator or arbitrators shall be final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, neither party shall be prevented from seeking injunctive relief, including, without limitation, a temporary restraining order, as contemplated by Section 7.1, from the courts specified in Section 7.17.

          7.19 Survival.  Sections  4.2,  4.4,  4.5,  5,  8,  10  and 12 of  the
     Agreement   and  each  section  of  this  Exhibit  "A"  shall  survive  the termination or cancellation of the Agreement.

          7.20 Complete Agreement. The Agreement constitutes the complete understanding of the parties hereto regarding the subject matter thereof and supersedes all prior or contemporaneous agreements of the parties, whether written or oral, with respect to such subject matter.